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                                                                  EXHIBIT 10.24


                  SECURITIES PURCHASE AND STOCKHOLDERS' AGREEMENT, dated as of May 28, 1997, among THE J.H. HEAFNER COMPANY, INC., a North Carolina corporation (the "Company"), and each management stockholder named on the signature pages hereto (a "Purchaser" and, collectively, the "Purchasers").

                                  Introduction

                  The Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, that number of shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth in a letter dated May 20, 1997 (the "Letter") from the Company to such Purchaser.

                  On May 7, 1997, (i) the Company and its wholly owned subsidiary, Oliver & Winston, Inc. ("Winston"), entered into a Loan and Security Agreement with BankBoston, N.A., pursuant to which up to $65.0 million in indebtedness may be extended to the Company and Winston (the "Senior Financing"), (ii) the Company issued senior subordinated notes in the principal amount of $16.0 million pursuant to a Senior Subordinated Note and Warrant Purchase Agreement with The 1818 Mezzanine Fund, L.P. (the "Senior Subordinated Financing"), (iii) the Company issued warrants (the "Warrants") in connection with the Senior Subordinated Financing exercisable for approximately 20% of the shares of Common Stock outstanding. and (iv) the Company issued shares of Series A Cumulative Redeemable Preferred Stock and shares of Series B Cumulative Redeemable Preferred Stock (collectively, the "Preferred Stock") to The Kelly-Springfield Tire Company.

                   In addition to the terms of the issuance, sale and purchase of the Shares, the Company and the Purchasers desire to set forth herein certain matters regarding the continued ownership of the Shares by the Purchasers.

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                Purchase and Sale

                  SECTION 1.1. Purchase and Sale of Common Stock. The Company hereby issues and sells to each Purchaser, and each Purchaser hereby acquires from the Company, on the date hereof, that number of Shares set forth in the Letter to such Purchaser for a purchase price of $1.10 per Share (the "Purchase Price"), in cash, payable by wire transfer of immediately available funds to an account heretofore designated to the Purchaser by the Company, by certified bank check or money order payable to the Company, or pursuant to the terms of a promissory note in the form attached to this Agreement as Exhibit A. The Shares shall have the respective rights and preferences of other shares of Common Stock as set forth in the Company's
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Amended and Restated Articles of Incorporation, a copy of which is attached to this Agreement as Exhibit B.

                  SECTION 1.2. Delivery of Certificates. The Company is hereby issuing and selling to each Purchaser such Purchaser's Shares by delivering to such Purchaser a duly executed certificate or certificates representing the Shares registered in the name of such Purchaser, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of all security interests, liens, pledges, charges, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character, whether written or oral and whether or not relating in any way to credit or the borrowing of money ("Claims"), and the Purchaser is hereby purchasing the Shares for the Purchase Price applicable thereto.

                                   ARTICLE II

                  Representations and Warranties of the Company

                  The Company represents and warrants to the Purchasers as follows:

                  SECTION 2.1. Organization Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  SECTION 2.2. Authority; Binding Agreements. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 2.3. Conflicts; Consents. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof do not and will not (i) conflict with or result in a breach of the articles of incorporation, by-laws or other constitutive documents of the Company, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of the Company's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents have been obtained, (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Company or any of the Company's properties or assets or (iv) result in the creation or imposition of any Claim upon any of the Company's properties or assets. No consent or approval by, or notification of or filing with, any person is required in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.


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                  SECTION 2.4. Capitalization. As of the date hereof, the
authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, 7,000 shares of Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, and 4,500 shares of Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, and as of the date hereof, all of such securities are issued and outstanding except for 6,304,000 shares of Common Stock authorized but not issued. All such shares of capital stock of the Company have been duly authorized and are fully paid and non-assessable. Except for (i) 977,590 shares of Common Stock reserved for issuance upon exercise of the Warrants and (ii) 265,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan (the "Option Plan"), there are no shares of capital stock of the Company reserved for issuance. Except for options granted under the Option Plan and for the Warrants, there are no options, warrants or other rights to purchase shares of capital stock or other securities of the Company or Winston, nor is the Company or Winston obligated in any manner to issue shares of its capital stock or other securities.

                                   ARTICLE III

                Representations and Warranties of the Purchasers

                  Each of the Purchasers severally represents and warrants to the Company as follows:

                  SECTION 3.1. Capacity; Binding Agreements. Such Purchaser has all requisite capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Purchaser, and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

                  SECTION 3.2. Conflicts; Consents. The execution and delivery by such Purchaser of this Agreement, the consummation of the transactions contemplated hereby and compliance by such Purchaser with any of the provisions hereof do not and will not (i) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which such Purchaser is a party, or by which such Purchaser or any of such Purchaser's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents have been obtained, (ii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to such Purchaser or any of such Purchaser's properties or assets or (iii) result in the creation or imposition of any Claim upon any of such Purchaser's properties or assets.

                  SECTION 3.3. Purchase for Own Account. (a) The Shares to be acquired by such Purchaser pursuant to this Agreement are being acquired for his own account and the Purchaser has no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state thereof. If such Purchaser should in the future decide to dispose of any of the Shares, such Purchaser understands and agrees that he may do so only in compliance with this


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Agreement and with the Securities Act of 1933 (the "Securities Act") and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If such Purchaser should decide to dispose of any Shares, such Purchaser, if requested by the Company, will have the obligation in connection with such disposition, at such Purchaser's expense, of delivering an opinion of counsel of recognized standing in securities law in connection with such disposition to the effect that the proposed disposition of the Shares will not be in violation of the Securities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for such securities that it accept, such opinion.

                  (b) Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Shares to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES. THE TRANSFER OF ANY SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER LIMITED BY THE PROVISIONS OF THE SECURITIES PURCHASE AND STOCKHOLDERS' AGREEMENT AMONG THE J.H. HEAFNER COMPANY, INC. AND THE MANAGEMENT STOCKHOLDERS IDENTIFIED THEREIN, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICE OF THE COMPANY."

                  SECTION 3.4. Nature of Purchaser. Such Purchaser acknowledges that the offer and sale of the Shares is intended to be exempt from registration under the Securities Act. Such Purchaser is (i) a director, president, vice president in charge of a principal business unit, division or function or other officer of the Company who performs a policy making function for the Company,
(ii) an individual with a net worth, or joint net worth with such Purchaser's spouse, at the date hereof in excess of $1,000,000, (iii) an individual with an income in excess of $200,000 in each of the two most recent years or joint income with such Purchaser's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year or (iv) an individual who has appointed a "purchaser representative" as described in Section to act as such Purchaser's representative to assist such Purchaser in evaluating the purchase of the Shares. Such Purchaser has such knowledge and experience in financial and business matters so that he is capable of evaluating the relative merits and risks of purchasing the Shares. Such Purchaser has adequate means of providing for his current


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economic needs and possible personal contingencies, has no need for liquidity in his investment in the Company and is able financially to bear the risks of such investment.

                  SECTION 3.5. Information. All documents, records and books pertaining to the investment in the Shares and requested by such Purchaser or his purchaser representative, if any, have been made available or delivered to such Purchaser. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to ask questions of and receive answers from the Company concerning such matters. All such questions, if any, have been answered to the full satisfaction of such Purchaser and his purchaser representative, if any, and such Purchaser has received all information about the Company which such Purchaser or his purchaser representative, if any, desires, including information which such Purchaser or representative deems necessary to verify the accuracy of information the Company has furnished to such Purchaser.

                                   ARTICLE IV

                            Transferability of Shares

                  SECTION 4.1. Stock Transfer Restrictions. None of the Purchasers shall sell, assign, pledge, give away or otherwise transfer (a "Transfer") any Shares except in accordance with the procedures set forth in this Agreement. Any attempted Transfer of Shares not permitted by this Agreement shall be null and void, and the Company shall not in any way give effect to any such Transfer. Any proposed Transfer of Shares shall be null and void, and the Company shall not in any way give effect to any such Transfer, unless the transferee of such Shares who is not, immediately prior to such Transfer, a Purchaser shall agree in writing to be bound by and comply with the provisions of this Agreement.

                  SECTION 4.2. Termination of Employment. (a) Transfers upon Termination for Cause. If the Company shall terminate a Purchaser's employment for "Cause" or a Purchaser shall terminate his employment with the Company other than for "Good Reason" (as such terms are defined below), the Company shall have the right, commencing on the date of such termination and continuing until the first anniversary thereof, to purchase all of such Purchaser's Shares at the Repurchase Price applicable thereto; provided that if and to the extent that, prior to such first anniversary, the Company is prohibited under the terms of any loan agreement or note for borrowed money from making such repurchase to the full extent it would otherwise do so, the Company shall have the right to purchase such Shares until the expiration of 45 days after such first anniversary. For purposes of this Section 4.2, "Company" shall include Winston with respect to a Purchaser employed directly by Winston.

                  For purposes of this Agreement,

                   "Cause", with respect to any Purchaser, has the meaning set forth in the employment agreement, if any, then in effect between the Company and such Purchaser or, in the absence of such an agreement, shall mean (i) such Purchaser's conviction of, or plea of guilty or nolo contendere to a felony,
(ii) such Purchaser's gross negligence in the performance of his employment services to the Company, which is not corrected within 15 business days after


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written notice, (iii) such Purchaser's knowingly dishonest act, or knowing bad faith or willful misconduct in the performance of such services to the material detriment of the Company, which is not corrected within 15 business days after written notice, or (iv) such Purchaser's other material breach of his obligations as an employee or officer of the Company which is not corrected within a reasonable period of time (determined in light of the cure appropriate to such material breach, but in no event less than 15 business days) after written notice.

                  "Good Reason", with respect to any Purchaser, has the meaning set forth in the employment agreement, if any, then in effect between the Company and such Purchaser or, in the absence of such an agreement, shall mean
(i) the failure of the Company to pay any undisputed amount due to such Purchaser in connection with his employment by the Company or a substantial diminution in benefits provided pursuant to such employment, (ii) a substantial diminution in the status, position and responsibilities of such Purchaser that is not instituted to all senior management of the Company or (iii) the Company requiring the Employee to be based at any office or location that requires a relocation or commute greater than 50 miles from the office or location to which such Purchaser is currently assigned.

                  "Repurchase Price" means, with respect to each Share owned by any Purchaser, the greater of (i) the Purchase Price applicable thereto and (ii) the quotient obtained by dividing the Net Equity Value by the total number of shares of Common Stock outstanding on the date of termination of such Purchaser's employment (on a fully diluted basis, after assuming the issuance of shares of Common Stock pursuant to the exercise of in-the-money options granted under the Option Plan and in-the-money Warrants). "Net Equity Value" means the sum of (x) 6 times the Company's EBITDA (as calculated in accordance with the Loan and Security Agreement dated May 7, 1997 among the Company, Winston, the financial institutions identified therein and BankBoston, N.A., as agent) for the 12 full calendar months immediately preceding the date on which such termination shall have occurred, plus (y) the aggregate exercise price of all options granted under the Option Plan and all Warrants, which exercise price at the date such termination shall have occurred does not exceed (on a per share basis) the per share market value of the Common Stock, less (z) the aggregate amount of principal of and interest on (in the case of debt) and liquidation value of (in the case of capital stock) the Senior Financing, Senior Subordinated Financing and Preferred Stock outstanding as of the date of such termination.

                  (b) Termination other than for Cause. If the Company shall terminate a Purchaser's employment other than for Cause or a Purchaser shall terminate his employment with the Company for Good Reason, such Purchaser shall have the right, commencing on the date of such termination and continuing until the first anniversary thereof, to require the Company to purchase all of such Purchaser's Shares at the Repurchase Price applicable thereto; provided that if and to the extent that, prior to such first anniversary, the Company is prohibited under the terms of any loan agreement or note for borrowed money from purchasing such Shares to the extent so required by a Purchaser, the Company shall not be obligated to make such purchase until it is no longer prohibited from doing so, in which case payment shall be made promptly after the removal of such prohibition. In the event the option is not exercised, the Company shall have the right, commencing on the first anniversary and continuing until the


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second anniversary thereof, to purchase all of such Purchaser's Shares at the
Repurchase Price applicable thereto.

                  (c) Termination or Repurchase upon Death. If a Purchaser's employment with the Company shall terminate due to such Purchaser's death, or, following any other termination of employment by the Company, a Purchaser shall die, the Company shall have the right to purchase, and such Purchaser's descendants shall have the right to require the Company to purchase, all of such Purchaser's Shares at the Repurchase Price applicable thereto, commencing on the date of death of such Purchaser and continuing until the first anniversary thereof; provided that if and to the extent that, prior to such first anniversary, the Company is prohibited under the terms of any loan agreement or note for borrowed money from purchasing such Shares to the extent so required by a Purchaser's descendants, the Company shall not be obligated to make such purchase until it is no longer prohibited from doing so, in which case payment shall be made promptly after the removal of such prohibition.

                  (d) Delivery of Payment. The Company or the Purchaser, as the case may be, shall notify the other of such party's exercise of its rights under this Section 4.2 by giving written notice of such exercise at least 10 and not more than 30 days before the date established by such electing party for such purchase or sell, as the case may be. On the date so designated, the Company shall deliver the appropriate Repurchase Price to such Purchaser by certified check or money order and such Purchaser shall deliver the certificates evidencing the Shares being purchased, duly endorsed for transfer as the Company may direct, and free and clear of any Claim. If any Shares evidenced by a certificate so surrendered are not being purchased pursuant to the terms hereof, the Company shall promptly issue to such Purchaser a replacement certificate evidencing the Shares not so purchased.

                  SECTION 4.3. Transfers Among Management or to Descendants. (a) Any Purchaser may, so long as any right has not been exercised with respect to such Shares pursuant to Section 4.2, Transfer any Shares to another Purchaser or other management employee of the Company or Winston who acquires shares of Common Stock after the date hereof pursuant to an exercise of any option under the Option Plan or pursuant to a purchase agreement substantially in the form of this Agreement (a "Management Employee"). Any Purchaser may Transfer by will or the laws of descent and distribution any Shares to such Purchaser's descendants. Such transfers shall be effective only if the transferee agrees to be bound by the terms of this Agreement.

                  SECTION 4.4. Right of First Refusal. With respect to any Shares that the Company had the right to purchase pursuant to Section 4.2(a) or
Section 4.2(c) but failed to so purchase prior to the expiration of the one-year period referred to therein (as the same may be extended due to the Company's inability to purchase such Shares as described therein), the following provisions shall apply.

                  (a) If a Purchaser desires to Transfer any such Shares (other than pursuant to Section 4.3), such Purchaser shall deliver to the Company and the other Purchasers and Management Employees a written notice, which shall be irrevocable for a period of 45 days after


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delivery, offering all of such Shares to the Company and the other Purchasers and Management Employees at the purchase price and on the terms specified in the written notice. The Company shall have the first right and option, for a period of 30 days after delivery of such written notice, to purchase all (but not part) of such Shares at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to such transferring Purchaser within such 30-day period.

                  (b) If the Company fails to accept such offer, then upon the earlier of the expiration of such 30-day period or upon the receipt of a written rejection of such offer from the Company, the other Purchasers and Management Employees (as a group) shall have the second right and option, until 15 days after the expiration of the 30-day period, to purchase on a pro rata basis with all other Purchasers and Management Employees so electing all (but not part) of such Shares offered at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to the transferring Purchaser within the 15-day period.

                  (c) If the Company and the other Purchasers and Management Employees do not elect to purchase the Shares so offered, then the transferring Purchaser may Transfer all (but not part) of such Shares at a price not less than the price, and on terms not more favorable to the transferee of such Shares than the terms, stated in the original written notice of intention to sell, at any time within 15 days after the expiration of the period in which the other Purchasers and Management Employees could elect to purchase such Shares. If such Shares are not sold by the transferring Purchaser during such 15-day period, the right of the transferring Purchaser to sell such Shares shall expire and the rights and obligations set forth in this Section 4.4 shall be reinstated with respect to such Shares.

                  SECTION 4.5. Lock-up Agreements. If the Company proposes to register under the Securities Act any of its Common Stock for sale to the public, each Purchaser shall enter into such agreement (a "Lock-up Agreement") as may be requested by the underwriters of such registered offering, pursuant to which Lock-up Agreement such Purchaser shall refrain from selling any Shares during the period of distribution of Common Stock by such underwriters and for a period of up to 180 days following the effective date of such registration.

                                    ARTICLE V

                                  Miscellaneous

                  SECTION 5.1. Option Shares; Dividends; Reclassifications. If, subsequent to the date hereof, any shares of Common Stock are issued to a Purchaser pursuant to the exercise of any option (including options granted under the Option Plan), warrant or other security convertible into or exercisable for shares of Common Stock, or any shares or other securities are issued with respect to, or in exchange for, any of the Shares by reason of any reincorporation, stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares of Common Stock and such other shares or securities shall be deemed to be Shares for all purposes of this Agreement.


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                  SECTION 5.2. Survival of Provisions; Termination. (a) All of
the representations, warranties and covenants made herein and each of the provisions of this Agreement shall, except as otherwise expressly set forth herein, survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers, the acceptance of the Shares and payment therefor or the termination of this Agreement.

                  (b) This Agreement shall terminate upon the earliest to occur of the (i) issuance by the Company or sale by the shareholders of the Company to the public on a Form S-1 under the Securities Act of shares of Common Stock representing at least 40% of the Common Stock outstanding after such issuance or sale, (ii) tenth anniversary of the date of this Agreement and (iii) written consent of all of the Purchasers, the Management Employees and the Company. Upon such a termination, all rights and obligations shall terminate, except the Purchasers' obligations under Section 4.5 with respect to a Lock-up Agreement entered into in connection with a public offering referred to in the foregoing clause (i), if applicable.

                  SECTION 5.3. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 5.3:

                           (a)      if to the Company:

                                    The J.H. Heafner Company, Inc.
                                    814 East Main Street
                                    P.O. Box 837
                                    Lincolnton, North Carolina  28093-0837
                                    Attention:  J. Michael Gaither
                                    Telecopier No.:  (704) 732-6480

                           with a copy to:

                                    Howard, Darby & Levin
                                    1330 Avenue of the Americas
                                    New York, New York 10019
                                    Attention:  Scott F. Smith, Esq.
                                    Telecopier No.:  (212) 841-1010

                  (b) if to a Purchaser, at the address set forth opposite such Purchaser's name on the signature pages hereof.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after delivery to a courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.


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                  SECTION 5.4. Successors and Assigns. This Agreement shall
inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The provisions of Article IV also shall inure to the benefit of and be enforceable by the Management Employees. A Purchaser may assign its rights hereunder only in conjunction with, and to a transferee of, a Transfer permitted pursuant to the terms of Article IV, and any such assignee shall be deemed to be a "Purchaser" for purposes of this Agreement. The Company may not assign any of its rights or obligations hereunder without the consent of Purchasers holding a majority of the Shares outstanding; provided that any successor by merger or consolidation of the Company or similar transaction shall be bound by and benefit from the terms hereof as if named as the Company hereunder.

                  SECTION 5.5. Amendment and Waiver. No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of or consent to any departure by the Company or the Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth herein. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and Purchasers holding at least a majority of the Shares issued and outstanding; provided that the provisions of Section 5.2(b) and of this sentence shall not be amended or waived without the written consent of all of the Purchasers and the Company.

                  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchasers in any case shall entitle the Company or the Purchasers to any other or further notice or demand in similar or other circumstances.

                  SECTION 5.6. Purchaser Representative. If the Purchaser has been represented by a purchaser representative in connection with his investment in the Shares, in evaluating the Purchaser's investment in the Shares the Purchaser has been advised by such purchaser representative as to the merits and risks of the investment in general and the suitability of the investment for the Purchaser in particular, and the purchaser representative has disclosed in writing any material relationship, actual or contemplated, between the purchaser representative and any entity connected to the transactions contemplated hereby, or affiliate of any such entity, and any compensation received or to be received as a result of such relationship.

                  SECTION 5.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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                  SECTION 5.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 5.10. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  SECTION 5.11. Entire Agreement. This Agreement, together with the exhibits hereto and the terms of the Common Stock, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto and the Common Stock, supersede all prior agreements and understandings among the parties with respect to such subject matter.

                  SECTION 5.12. Expenses. Each party to this Agreement shall each bear its or his own costs incurred in connection with the negotiation, execution and delivery and enforcement of this Agreement, including the fees and expenses of lawyers, financial advisors and accountants.

                  SECTION 5.13. Certain Definitions and Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) a reference to GAAP or generally accepted accounting principles refers to United States generally accepted accounting principles; and (vii) a reference in this Agreement to an Article, Section or
Exhibit is to the Article, Section or Exhibit of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase and Stockholders' Agreement to be executed and delivered as of the date first above written.

                                               THE J. H. HEAFNER COMPANY, INC.



                                               By: /s/  WILLIAM H. GAITHER
                                                   ----------------------------
                                                   Name:  William H. Gaither
                                                   Title:  President & CEO


                                                   /s/  WILLIAM H. GAITHER
                                                   ----------------------------
Address for Notices:                               Name:  William H. Gaither

PO Box 837
Lincolnton, NC  28092

                                                   /s/ THOMAS J. BONBURG
                                                   ----------------------------
Address for Notices:                               Name:  Thomas J. Bonburg



                                                   /s/ DANIEL K. BROWN
                                                   ----------------------------
Address for Notices:                               Name:  Daniel K. Brown

17915 Jetton Rd.
Cornelius, NC  28031
                                                   /s/ J. MICHAEL GAITHER
                                                   ----------------------------
Address for Notices:                               Name:  J. Michael Gaither

315 West 7th Street
Newton, NC  28658
                                                   /s/ DONALD C. ROOF
                                                   ----------------------------
Address for Notices:                               Name:  Donald C. Roof

6618 Seton House Lane
Charlotte, NC  28277
                                                    /s/ DWIGHT P. HANSEN
                                                    ---------------------------
Address for Notices:                                Name:  Dwight P. Hansen

                                                    /s/ HERBERT P. STEVENS
                                                    ---------------------------
Address for Notices:                                Name:  Herbert P. Stevens

7844 4th St.
Downey, CA  90241
                                                    /s/ LARRY B. STODDARD
                                                    ---------------------------
Address for Notices:                                Name:  Larry B. Stoddard



                                                    /s/ ALAN WILSON
                                                    ---------------------------
Address for Notices:                                Name:  Alan Wilson

82 Mollison Dr.
Simi Valley, Ca  93065

                                                     --------------------------
Address for Notices:                                 Name:  William G. Morrison



                                                     /s/ J. LEWIS McKNIGHT
                                                     --------------------------
Address for Notices:                                 Name: J. Lewis McKnight

8755 Harris Rd.
Concord, NC  28027